Exhibit 10.3

                                                                 EXECUTION COPY

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                         RECKSON ASSOCIATES REALTY CORP.

                 Series B Convertible Cumulative Preferred Stock


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                               PURCHASE AGREEMENT

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                               Dated: May 27, 1999


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                                TABLE OF CONTENTS

Section                                                                    Page
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1.   AUTHORIZATION OF PREFERRED STOCK.........................................1

2.   PURCHASE AND SALE OF PREFERRED STOCK.....................................1

3.   CLOSING..................................................................1

4.   CONDITIONS TO CLOSING....................................................2

     4.1.     Representations and Warranties..................................2
     4.2.     Compliance......................................................2
     4.3.     Compliance Certificates.........................................2
     4.4.     Opinion of Counsel..............................................2
     4.5.     Documents Required..............................................2

5.   REPRESENTATIONS AND WARRANTIES...........................................3

     5.1.     Good Standing of the Issuer.....................................3
     5.2.     Good Standing of the Operating Partnership......................3
     5.3.     Good Standing of Significant Subsidiaries.......................3
     5.4.     Financial Statements............................................4
     5.5.     Capitalization..................................................4
     5.6.     Authorization, Validity and Enforceability of this
              Agreement and the Registration Rights Agreement.................5
     5.7.     Authorization of Preferred Stock................................5
     5.8.     Authorization of Common Stock...................................5
     5.9.     Compliance with Laws, Other Instruments, etc....................5
     5.10.    Governmental Authorizations, etc................................6
     5.11.    Litigation......................................................6
     5.12.    No Defaults.....................................................6
     5.13.    Title to Property; Leases and Mortgages.........................6
     5.14.    Licenses and Approvals..........................................6
     5.15.    Environmental Matters...........................................7
     5.16.    Material Adverse Change.........................................7
     5.17.    Private Offering................................................7
     5.18.    REIT Qualification..............................................8
     5.19.    Tax Returns.....................................................8

6.   REPRESENTATIONS OF THE PURCHASERS........................................8

7.   INDEMNIFICATION..........................................................9

8.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.............9

9.   NOTICES.................................................................10

10.  PAYMENTS ON PREFERRED AND COMMON STOCK..................................10

     10.1.    Home Office Payment............................................10

11.  CONFIDENTIAL INFORMATION................................................10


12.  MISCELLANEOUS...........................................................11

     12.1.    Successors and Assigns.........................................11
     12.2.    Severability...................................................11
     12.3.    Counterparts...................................................12
     12.4.    Governing Law..................................................12

SCHEDULE A               --         Information Relating To Purchasers

EXHIBIT 1                --         Form of Articles Supplementary

EXHIBIT 4.4              --         Form of Opinion of Counsel for the Issuer

EXHIBIT 4.5              --         Form of Registration Rights Agreement

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                         RECKSON ASSOCIATES REALTY CORP.
                              225 Broadhollow Road
                            Melville, New York 11747

                 Series B Convertible Cumulative Preferred Stock


                                  May 27, 1999


TO THE PURCHASERS LISTED ON
THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

        Reckson Associates Realty Corp., a Maryland corporation (the "ISSUER"), and Reckson Operating Partnership, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"), each agrees with you as follows:

1.      AUTHORIZATION OF PREFERRED STOCK.

        The Issuer has duly authorized the 6,000,000 million shares of its Series B Convertible Cumulative Preferred Stock with a liquidation preference of $25.00 per share (the "Preferred Stock"). The terms and provisions of the Preferred Stock will be set forth in the Articles Supplementary (the "Articles Supplementary") to the Issuer's charter, substantially in the form set forth in
Exhibit 1, which will be filed on or prior to the Closing (as defined in Section
3).

2.      PURCHASE AND SALE OF PREFERRED STOCK.

        Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to you, severally, and you, severally, will purchase from the Issuer, at the Closing, the shares of Preferred Stock specified opposite your name in Schedule A hereto at a price equal to $25.00 per share.

3.      CLOSING.

        The delivery of the Preferred Stock to be purchased by you shall occur at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048, at or about 10:00 a.m., New York City time, at a closing on June 2, 1999 or such other date as may be agreed upon by the Issuer and you (the "CLOSING"). At the Closing, the Issuer will deliver to each of you a single certificate representing the number of shares of Preferred Stock specified opposite your name on Schedule A hereto, which will be dated the date of the Closing and registered in your name (or in the name of your nominee), and you shall simultaneously deliver to the Issuer (by wire transfer to the Issuer's Account No. 304-220191, The Chase Manhattan Bank, 380 Madison Avenue, New York, New York 10017, Account Name: Reckson Associates Realty Corp., ABA No.: 021000021), in immediately available funds, the purchase price for such shares referred to in
Section 2.

        If at the Closing the Issuer shall fail to tender any certificates as provided above, or any of the conditions specified in Section 4 shall not have been fulfilled, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or nonfulfillment. If, however, at the Closing you shall fail to pay for the Preferred Stock in full as provided above, the Issuer shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights the Issuer may have by reason of such failure.

4.      CONDITIONS TO CLOSING.

        Your obligation to purchase the Preferred Stock at the Closing is subject to the fulfillment of the following conditions on or prior to the
Closing:

4.1.    REPRESENTATIONS AND WARRANTIES.

        The representations and warranties of the Issuer and the Operating Partnership in this Agreement shall be true and correct when made and on the date of the Closing.

4.2.    COMPLIANCE.

        The Issuer shall have complied with all agreements and satisfied all conditions contained in this Agreement required to be performed or complied with by it prior to or on the Closing.

4.3.    COMPLIANCE CERTIFICATES.

             (a) Officer's Certificate. The Issuer shall have delivered to you a
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certificate executed by an officer of the Issuer on behalf of the Issuer for itself and as general partner of the Operating Partnership, dated the date of the Closing, certifying that the conditions specified in Section 4 have been fulfilled.

             (b) Secretary's Certificate. The Issuer shall have delivered to you
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a certificate executed by the secretary or assistant secretary of the Issuer on behalf of the Issuer for itself and as general partner of the Operating Partnership certifying as to the resolutions of the Issuer relating to the authorization, execution and delivery of this Agreement and consummation of the transactions contemplated hereby.

4.4.    OPINION OF COUNSEL.

        You shall have received an opinion dated the date of the Closing from Brown & Wood LLP, counsel for the Issuer, substantially in the form set forth in
Exhibit 4.4.

4.5.    DOCUMENTS REQUIRED.

        You shall have received the following documents, each dated the date of
Closing:

             (a) a certificate registered in your name (or in the name of your nominee) representing the number of shares of Preferred Stock to be purchased by you pursuant to Section 2, duly executed by the Issuer;

             (b) the Articles Supplementary, substantially in the form set forth in Exhibit 1, duly executed by the Issuer and evidence reasonably satisfactory to the Purchasers demonstrating that such Articles Supplementary have been filed;

             (c) the Registration Rights Agreement (the "Registration Rights Agreement"), substantially in the form set forth in Exhibit 4.5, duly executed by the Issuer and the Operating Partnership; and

             (d) the documents contemplated in Section 4.3 and Section 4.4 hereof.

5.      REPRESENTATIONS AND WARRANTIES.

        Each of the Issuer and the Operating Partnership represents and warrants, jointly and severally, to you as of the date hereof that:

5.1.    GOOD STANDING OF THE ISSUER.

        The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below). The Issuer has the corporate power and authority to own, lease and operate its properties, to conduct its business and to enter into and perform its obligations under this Agreement. As used herein, "Material Adverse Effect" means a material adverse effect on the financial condition, results of operations or business of the Issuer and its consolidated subsidiaries taken as a whole.

5.2.    GOOD STANDING OF THE OPERATING PARTNERSHIP.

        The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign limited partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Operating Partnership has the partnership power and authority to own, lease and operate its properties, to conduct its business and to enter into and perform its obligations under this Agreement.

5.3.    GOOD STANDING OF SIGNIFICANT SUBSIDIARIES.

        Each subsidiary of the Issuer that is a "significant subsidiary", as such term is defined in Section 1-02 of Regulation S-X (each a "Significant Subsidiary," and collectively, the "Significant Subsidiaries"), has been duly organized and is validly existing as a corporation, limited partnership, limited liability company or other entity, as the case may be, in good standing under the laws of the state of its jurisdiction of incorporation or organization, as the case may be, with the requisite power and authority to own, lease and operate its properties and to conduct its business. Each such entity is duly qualified or registered as a foreign corporation, limited partnership or limited liability company or other entity, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the issued and outstanding capital stock or other equity interests of each such entity has been duly authorized and validly issued and is fully paid and non-assessable and, except as otherwise stated in the Exchange Act Reports (as defined below), are owned by the Issuer or the Operating Partnership, as the case may be, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (collectively, "Liens"). As used herein, "Exchange Act Reports" means the Issuer's Annual Report on Form 10-K for the year ended December 31, 1998, the Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 and the Current Reports on Form 8-K dated February 5, 1999, March 1, 1999, March 26, 1999 and May 11, 1999.

5.4.   FINANCIAL STATEMENTS.

        The Issuer has delivered to you copies of the financial statements of the Issuer and its consolidated subsidiaries as of and for the year ended December 31, 1998 and the quarter ended March 31, 1999. All of said financial statements fairly present, in all material respects, the financial position of the Issuer and its consolidated subsidiaries as of the respective dates specified therein and the results of their operations and cash flows for the respective periods so specified in conformity with generally accepted accounting principles (subject, in the case of any interim financial statements, to normal recurring adjustments).

5.5.    CAPITALIZATION.

        As of the date of this Agreement, the authorized capital stock of the Issuer consists of 100,000,000 shares of Class A common stock (the "Common Stock"), 6,000,000 shares of Class B common stock (the "Class B Common Stock"), 75,000,000 shares of excess stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share, of which 40,263,378 shares of Common Stock, 9,192,000 shares of 7-5/8% Series A Convertible Cumulative Preferred Stock (the "Series A Preferred Stock") and no shares of such Class B Common Stock or such excess stock are issued and outstanding as of May 1, 1999. All issued and outstanding shares of capital stock have been duly authorized and validly issued by the Issuer and are fully paid and non-assessable and none of such shares of capital stock were issued in violation of preemptive or other similar rights arising by operation of law, under the charter and by-laws of the Issuer or under any agreement to which the Issuer is a party or otherwise. Except for (i) shares of Common Stock issuable upon (1) conversion of the Series A Preferred Stock, (2) conversion of Crescent Real Estate Equities Limited Partnership's preferred membership interest in Metropolitan Partners LLC, (3) exchange of units of partnership interest in the Operating Partnership (the "Units") or (4) exercise of options under the stock option plans and/or distribution reinvestment plans of the Issuer, (ii) shares of Class B Common Stock issuable in connection with the acquisition of Tower Realty Trust, Inc.,
(iii) shares of preferred stock issuable upon exchange of certain Units and (iv) excess stock issuable in exchange for the Issuer's capital stock in certain circumstances in each case as described in the Exchange Act Reports, there are no shares of capital stock of the Issuer reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Issuer.

5.6. AUTHORIZATION, VALIDITY AND ENFORCEABILITY OF THIS AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT.

        This Agreement and the Registration Rights Agreement, as the case may be, have been duly authorized by the Issuer and the Operating Partnership and, assuming due authorization, execution and delivery thereof by all parties thereto other than the Issuer and the Operating Partnership, constitute valid and legally binding agreements of such party enforceable against such party in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except further as the enforcement of the indemnification and the contribution provisions contained therein may be limited by federal or state securities laws or the public policy underlying such laws.

5.7.    AUTHORIZATION OF PREFERRED STOCK.

        The Preferred Stock has been duly authorized by the Issuer for issuance and sale pursuant to this Agreement and, when issued and delivered by the Issuer pursuant to this Agreement against payment of the consideration therefor, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights arising by operation of law, under the charter and by-laws of the Issuer or under any agreement to which the Issuer is a party or otherwise. The Articles Supplementary will be in full force and effect on or prior to the Closing and will comply with all applicable legal requirements.

5.8.    AUTHORIZATION OF COMMON STOCK.

        The Common Stock into which the Preferred Stock is convertible has been duly authorized and reserved for issuance by the Issuer upon conversion of the Preferred Stock. Such Common Stock, if and when issued upon such conversion, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights arising by operation of law, under the charter and by-laws of the Issuer or under any agreement to which the Issuer is a party or otherwise.

5.9.    COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

        The execution, delivery and performance by the Issuer and the Operating Partnership of this Agreement and the consummation of the transactions contemplated herein will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any of their property under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, charter or by-laws, or any other agreement or instrument to which they are bound or by which they or any of their properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to them or
(iii) violate any provision of any statute or other rule or regulation of any governmental authority applicable to them.

5.10.   GOVERNMENTAL AUTHORIZATIONS, ETC.

        No consent, approval or authorization of, or registration, filing or declaration with, any governmental authority is required in connection with its execution, delivery or performance by the Issuer and the Operating Partnership of this Agreement and the consummation of the transactions contemplated herein.

5.11.   LITIGATION.

        Except as otherwise stated in the Exchange Act Reports, there are no actions, suits or proceedings pending or, to the Issuer's knowledge, threatened against or affecting the Issuer or the Operating Partnership or any of their property in any court or before any arbitrator of any kind or before or by any governmental authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.12.   NO DEFAULTS.

        Neither the Issuer nor the Operating Partnership is in default under any term of any agreement or instrument to which it is a party or by which it is bound or any order, judgment, decree or ruling of any court, arbitrator or governmental authority or in violation of any applicable law, ordinance, rule or regulation of any governmental authority, which default or violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.13.   TITLE TO PROPERTY; LEASES AND MORTGAGES.

        Each of the Issuer and the Operating Partnership has good and marketable title to its properties that, individually or in the aggregate, are material to the financial condition, results of operations or business of the Issuer and its consolidated subsidiaries taken as a whole. All leases and mortgages that, individually or in the aggregate, are material to the financial condition, results of operations or business of the Issuer and its consolidated subsidiaries taken as a whole are valid and subsisting and are in full force and effect in all material respects, and there are no known defaults by others individually or in the aggregate with respect to such leases and mortgages which would reasonably be expected to have a Material Adverse Effect.

5.14.   LICENSES AND APPROVALS.

        Each of the Issuer and the Operating Partnership has all necessary licenses, permits and governmental authorizations from governmental authorities to own, lease and operate its properties and to transact its business, the absence of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.15.   ENVIRONMENTAL MATTERS.

        Except as otherwise stated in the Exchange Act Reports, and except such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Issuer's knowledge after due inquiry and investigation,

             (A) neither the Issuer nor the Operating Partnership is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance or code, including any judicial or administrative order, consent, decree of judgment, relating to pollution or protection of human health or safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"),

             (B) the Issuer and the Operating Partnership have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with such requirements,

             (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Issuer or the Operating Partnership, and

             (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Issuer or the Operating Partnership relating to any Hazardous Materials or the violation of any Environmental Law.

5.16.   MATERIAL ADVERSE CHANGE.

        Since December 31, 1998, there has been no material adverse change in the financial condition, results of operations or business of the Issuer and its consolidated subsidiaries taken as a whole.

5.17.   PRIVATE OFFERING.

        Neither the Issuer nor anyone acting on its behalf has offered the Preferred Stock or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, such type or number of persons or in such manner so as to require registration of the Preferred Stock or the underlying Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), except as contemplated under the Registration Rights Agreement.

5.18.   REIT QUALIFICATION.

        Commencing with the Issuer's taxable year ended December 31, 1995, the Issuer has been, and upon the sale of the Preferred Stock, the Issuer will continue to be organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code.

5.19.   TAX RETURNS.

        The Issuer has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which an extension has been granted or the failure to so file would not have a Material Adverse Effect) and has paid all taxes required to be paid in respect of the periods covered thereby and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith.

6.      REPRESENTATIONS OF THE PURCHASERS.

             (a) Each of you represents that you are acquiring the Preferred Stock for your own account or for one or more separate investor accounts maintained by you for investment purposes and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control, as the case may be. You understand that the Preferred Stock and the Common Stock into which the Preferred Stock is convertible have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from such registration is available, and that the Issuer is not required to register the Preferred Stock or such Common Stock except as specified in the Registration Rights Agreement.

             (b) Each of you and each investor account for which you are acting as fiduciary or agent represents and warrants, and, with respect to transfers occurring prior to (i) the date which is two years (or such stated period of time as permitted by Rule 144(k) under the Securities Act) after the later of the date of original issue of the Preferred Stock and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Preferred Stock (or any predecessor thereto) and (ii) such later date, if any, as may be required by a change in applicable law, unless, in either case, the transfer is made pursuant to an effective registration statement under the Securities Act, each subsequent holder of Preferred Stock, by such holder's acquisition of the Preferred Stock, shall be deemed to have represented and warranted, that it is an institutional investor that qualifies as an "accredited investor," as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, and agrees or shall be deemed to agree, to notify subsequent transferees of the restrictions referred to in clause (a) above and this clause (b).

             (c) Each of you is aware that you (or any investor account on whose behalf you are purchasing the Preferred Stock) must bear the economic risk of investment in the Preferred Stock for an indefinite period of time, and each of you represents and warrants that you (or such accounts) are able to bear such risk for an indefinite period of time.

             (d) Each of you (or any investor account on whose behalf you are purchasing the Preferred Stock) acknowledges that neither the Issuer nor anyone acting on behalf of the Issuer has made any representation to you (or any investor account on whose behalf you are purchasing the Preferred Stock) with respect to the Issuer or the Operating Partnership or the offering or sale of any Preferred Stock or the Common Stock into which the Preferred Stock is convertible other than as set forth herein or in the Exchange Act Reports, which have been delivered to you, and upon which you (or any investor account on whose behalf you are purchasing the Preferred Stock) are relying solely in making an investment decision with respect to the Preferred Stock.

             (e) Each of you (or any investor account on whose behalf you are purchasing the Preferred Stock) represents and warrants that, in the normal course of business, you and any such investor account invest in or purchase securities similar to the Preferred Stock, and you and any such investor account have such knowledge and experience in financial and business matters that you and any such investor account are capable of evaluating the merits and risks of purchasing the Preferred Stock.

             (f) Each of you (or any investor account on whose behalf you are purchasing the Preferred Stock) represents and warrants that you and any such investor account have had access to such financial and other information concerning the Issuer and its subsidiaries as you and any such investor account have deemed necessary in connection with making an investment decision to purchase the Preferred Stock.

7.      INDEMNIFICATION.

        The Issuer and the Operating Partnership agree, jointly and severally, to indemnify, pay and hold you and your respective officers, directors and affiliates and their executive officers and directors (each, an "Indemnified Party") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims, and all reasonable out-of-pocket costs, expenses and disbursements, of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to, or in connection with, this Agreement or the transactions contemplated herein; provided, however, that neither the Issuer nor the Operating Partnership shall have any obligation to any Indemnified Party hereunder with respect to Indemnified Liabilities arising from (a) the gross negligence or willful misconduct of such Indemnified Party or (b) such Indemnified Party not being authorized or permitted to enter into this Agreement or to consummate the transactions contemplated herein.

8.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

        All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the issuance of the Preferred Stock, the transfer by you of your Preferred Stock, and any conversion or redemption of your Preferred Stock. In addition, all statements contained in any certificate delivered by or on behalf of the Issuer or the Operating Partnership pursuant to this Agreement shall be deemed representations and warranties of the Issuer or the Operating Partnership, as the case may be, under this Agreement. Subject to the preceding sentence, this Agreement, the Articles Supplementary, the certificates representing the Preferred Stock and the Registration Rights Agreement embody the entire agreement and understanding among each of you, the Issuer and the Operating Partnership and supersede all prior agreements and understandings relating to the subject matter hereof.

9.      NOTICES.

        All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

             (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Issuer in writing,

             (ii) if to any other holder of Preferred Stock, to such holder at such address as such other holder shall have specified to the Issuer in writing, or

             (iii) if to the Issuer or the Operating Partnership, to the Issuer at its address set forth at the beginning hereof to the attention of the President of the Issuer, or at such other address as the Issuer shall have specified to the holders of the Preferred Stock in writing.

Notices under this Section 9 will be deemed given only when actually received.

10.     PAYMENTS ON PREFERRED AND COMMON STOCK.

10.1.   HOME OFFICE PAYMENT.

        So long as you or your nominee shall be the holder of any certificate representing shares of Preferred Stock or Common Stock acquired upon any conversion or redemption of any share of Preferred Stock, the Issuer will make all payments becoming due and payable on such certificate by the method and at the address specified for such purpose below your name in Schedule A attached hereto, or by such other reasonable method or at such other address as you shall have from time to time specified to the Issuer in writing for such purpose, without the presentation or surrender of certificates representing such shares, except that upon redemption or conversion of any shares of Preferred Stock, the surrender of the certificates representing such shares shall, as provided in the Articles Supplementary, be a condition of payment in cash or shares of Common Stock, as the case may be, to the order of the person whose name appears on the certificates representing such shares.

11.     CONFIDENTIAL INFORMATION.

        For the purposes of this Section 11, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Issuer, the Operating Partnership or any of their respective affiliates in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing when received by you as being confidential, provided that such term does not include information that (a) was publicly known prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through the Issuer or Operating Partnership's disclosure to you or (d) constitutes financial statements that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Preferred Stock), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 11, (iii) any other holder of Preferred Stock, (iv) any institutional "accredited investor" to which you sell or offer to sell your Preferred Stock (if such person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 11), (v) any federal or state or foreign regulatory authority having jurisdiction over you or any affiliate or (vi) any other person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (y) in response to any subpoena or other legal process or (z) in connection with any litigation to which you are a party. Each holder of Preferred Stock, by its acceptance thereof, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 11 as though it were a party to this Agreement. On request by the Issuer in connection with the delivery to any holder of Preferred Stock of information requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Issuer embodying the provisions of this Section 11.

12.     MISCELLANEOUS.

12.1.   SUCCESSORS AND ASSIGNS.

        All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of Preferred Stock or Common Stock into which Preferred Stock was converted), whether so expressed or not.

12.2.   SEVERABILITY.

        Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the fullest extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

12.3.   COUNTERPARTS.

        This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

12.4.   GOVERNING LAW.

        This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any provisions relating to conflicts of laws.

        If you are in agreement with the foregoing, please sign this Agreement on the accompanying counterpart and return it to the Issuer, whereupon the foregoing shall become a binding agreement among you, the Issuer and the Operating Partnership.

                                      Very truly yours,

                                      RECKSON ASSOCIATES REALTY CORP.


                                      By: /s/ Michael Maturo
                                          --------------------------------
                                          Name:
                                          Title: Executive Vice President
                                                 and Chief Financial Officer


                                   RECKSON OPERATING PARTNERSHIP, L.P.
                                   By:  Reckson Associates Realty Corp.,
                                        its General Partner


                                   By: /s/ Michael Maturo
                                       --------------------------------
                                       Name:
                                       Title: Executive Vice President
                                              and Chief Financial Officer


The foregoing is hereby agreed to
as of the date hereof.

STICHTING PENSIOENFONDS ABP


By: /s/ Jean Frijns
    --------------------------------
    Name:
    Title: Chairman and
           Chief Investment Officer


By: /s/ Wim Borgdorff
    --------------------------------
    Name:
    Title: Managing Director -
           Structured Investments


THE TRAVELERS INSURANCE COMPANY


By: /s/ Douglas D. Fitton
    --------------------------------
    Name:
    Title: Vice President


THE TRAVELERS LIFE AND ANNUITY COMPANY


By: /s/ Michael Watson
    --------------------------------
    Name:
    Title: Vice President


THE STANDARD FIRE INSURANCE COMPANY


By: /s/ Douglas D. Fitton
    --------------------------------
    Name:
    Title: Vice President


TRAVELERS CASUALTY AND SURETY COMPANY


By: /s/ Douglas D. Fitton
    --------------------------------
    Name:
    Title: Vice President

                                   SCHEDULE A


                       INFORMATION RELATING TO PURCHASERS


                                                            Shares of Preferred
Name and Address of Purchaser                               Stock to be Issued
-----------------------------                               -------------------

Stichting Pensioenfonds ABP                                     4,000,000
Chase Manhattan Bank, New York
ABA  #021000021
Credit Account #920-1-033231

for further credit to:

ABN AMRO Bank N.V. a/c Global Custody Dept.
Breda, The Netherlands
Account #0281170


The Travelers Insurance Company                                   900,000
One Tower Square
Hartford, Connecticut 06183

Home Office Payment Information:
Travelers Private Placement Account
Chase Manhattan Bank
ABA #021 0000 21
Credit Account #9102587434


The Travelers Life and Annuity Company                            100,000
One Tower Square
Hartford, Connecticut 06183

Home Office Payment Information:
Travelers Private Placement Account
Chase Manhattan Bank
ABA #021 0000 21
Credit Account #9102587434


The Standard Fire Insurance Company                               120,000
One Tower Square
Hartford, Connecticut 06183

Home Office Payment Information:
Travelers Private Placement Account
Chase Manhattan Bank
ABA #021 0000 21
Credit Account #9102587434

                                                            Shares of Preferred
Name and Address of Purchaser                               Stock to be Issued
-----------------------------                               -------------------

Travelers Casualty and Surety Company                             880,000
One Tower Square                                                ---------
Hartford, Connecticut 06183

Home Office Payment Information:
Travelers Private Placement Account
Chase Manhattan Bank
ABA #021 0000 21
Credit Account #9102587434
                                                                6,000,000
                                                                =========


Notices to Stichting Pensioenfonds ABP
--------------------------------------

Stichting Pensioenfonds ABP
Oude Lindestraat 70 - 6401 DJ Heerlen - The Netherlands
Attention: Leo Palmen
Telephone: 31-455-79-21-36

with a copy to:

ABP Investments (US)
450 Lexington Avenue, Suite 1800
New York, New York 10017
Atttention: Barden Gale
Telephone: (212) 338-0800 ext. 518


Notices to each Travelers Affiliated Purchaser
----------------------------------------------

The Travelers Insurance Company
One Tower Square
Hartford, Connecticut 06183
Attention: Heidi Rajala
Telephone: (860) 954-8353

with a copy to:

Travelers Investment Group
388 Greenwich Street, 36th Floor
New York, New York 10013
Attention: Mike Watson
Telephone: (212) 816-7277

                                                                      EXHIBIT 1


                         FORM OF ARTICLES SUPPLEMENTARY

                                                                    EXHIBIT 4.4


                           FORM OF OPINION OF COUNSEL
                                  TO THE ISSUER

                                                                    EXHIBIT 4.5


                      FORM OF REGISTRATION RIGHTS AGREEMENT